EXHIBIT 99.1

For Immediate Release:

Steinway Reports 2008 Results

4th Quarter EPS $0.40

WALTHAM, MA — March 5, 2009 — Steinway Musical Instruments, Inc. (NYSE: LVB) today reported results for the quarter and year ended December 31, 2008.  Sales for the quarter were slightly better than expected and overall the business remained solidly profitable.

“We have a strong business powered by a portfolio of well-known brands and high quality products, but we are certainly not immune to the current economic environment,” said Dana Messina, Chief Executive Officer.  “We have a clear plan to deal with these economic conditions and strengthen our long-term competitive position.”

Fourth Quarter Results

•                  Sales of $94 million, down 22%

•                  Operating expenses reduced $4 million, or 17%

•                  Net income of $3 million, down 56%

•                  Diluted earnings per share of $0.40, down 56%

Full Year Results

•                  Sales of $387 million, down 5%

•                  Net income of $8 million, down 47%

•                  Diluted earnings per share of $0.95, down 47%

•                  Adjusted earnings per share of $1.59, down 11%

Adjustments are detailed in the attached financial tables.

Balance Sheet Highlights

•                  Cash of $44 million

•                  Revolver availability of over $85 million

•                  Tangible book value of $13 per share

•                  Working capital of more than $225 million

•                  Significant real estate holdings with low carrying values

Dana Messina, continued, “Our results reflect the outstanding efforts of our worldwide organization to react to the difficult market conditions.  Steinway has always emerged stronger from economic downturns thanks to the strength of its brands, the quality of its products and the resolve of its people. We approach the challenges and the opportunities of 2009 with confidence, determination, a strong balance sheet and a clear vision of how to strengthen our leadership position in our industry.”

Steinway previously said that it expects lower unit shipments across all its business lines in 2009.  With the uncertainty about the depth and duration of the global economic crisis, the Company has taken steps to reduce operating costs and discretionary spending for the balance of 2009.

Action Plan

•                  Since June 1, 2008, the Company has reduced its workforce by 13%. In addition, production days at many of its facilities have been cut to further reduce expenses.

•                  The Company has suspended pay increases for its salaried employees and is taking steps to suspend, eliminate or reduce many of its benefit programs. The Company is prepared to make additional global workforce and cost reductions should conditions worsen beyond current expectations.

Outlook

Mr. Messina concluded, “We anticipate a slow start to 2009 as our dealers continue to reduce inventory in response to lower store activity and a severe contraction of third-party inventory financing.  Many musical instrument retailers are being negatively impacted by this downturn and we believe that the industry will consolidate in 2009 and 2010.  On a brighter note, our piano sales to institutions have been holding up well and we expect that to mitigate the impact of continued weak consumer demand.

“During these tough times, our three priorities will be preserving our balance sheet strength, shaping the Company to be profitable at lower unit volumes, and maintaining our focus on long-term growth.  Despite the global recession, we remain well positioned.  While no one can predict when conditions will turn, as a company that’s seen a lot worse, we believe that working to improve what we do is the best strategy to deliver future profits.”

Segment Information

Band Segment

Fourth Quarter Results

•                  Sales of $34 million, down 26%

•                  Gross margin increase to 19.1% from 18.1%

Full Year Results

•                  Sales of $159 million, down 7%

•                  Gross margin increase to 21.6% from 20.0%

Piano Segment

Fourth Quarter Results

•                  Sales of $60 million, down 20%

•                  Steinway grand piano unit decline of 28% worldwide

•                  Mid-priced piano unit decline of 13% worldwide

•                  Gross margin decrease to 37.2% from 41.3%

Full Year Results

•                  Sales of $228 million, down 3%

•                  Steinway grand piano unit decline of 14% worldwide

•                  Mid-priced piano unit decline of 5% worldwide

•                  Gross margin decrease to 35.5% from 37.9%

Conference Call

Management will be discussing the Company’s fourth quarter and full year results as well as its outlook for 2009 on a conference call today beginning at 5:00 p.m. ET.  A live webcast and an archive of the call will be available to all interested parties on the Company’s website, www.steinwaymusical.com.

About Steinway Musical Instruments

Steinway Musical Instruments, Inc., through its Steinway and Conn-Selmer divisions, is one of the world’s leading manufacturers of musical instruments.  Its notable products include Bach Stradivarius trumpets, Selmer Paris saxophones, C.G. Conn French horns, Leblanc clarinets, King trombones, Ludwig snare drums and Steinway & Sons pianos.  Through its online music retailer, ArkivMusic, the Company also distributes classical music recordings.

Non-GAAP Financial Measures Used by Steinway Musical Instruments

The Company uses the non-GAAP measurement Adjusted EBITDA, which it defines as earnings before net interest expense, income taxes, depreciation and amortization, adjusted to exclude non-recurring, infrequent, or unusual items. The Company uses Adjusted EBITDA because it is useful to management and investors as a measure of the Company’s core operating performance in that it eliminates the impact of items that are either out of operating management’s control or are otherwise unrelated to how well the Company is completing its manufacturing and operating responsibilities. In addition, the Company uses Adjusted EBITDA as the basis for determining bonuses for its managers.

The Company also believes Adjusted EBITDA is helpful in determining the Company’s ability to meet future debt service, capital expenditures and working capital requirements as it factors out non-cash expenses such as depreciation and amortization. The Company’s domestic credit agreement, which provides for borrowings up to $110.0 million and is a material credit agreement to the Company, contains a minimum Fixed Charge Coverage Ratio which is based on Adjusted EBITDA. A minimum ratio of 1.1 to 1.0 is required to be met if the Company has had less than $20.0 million of availability on its line of credit in the last thirty days. At the end of the most recent period the Company had remaining borrowing availability on the line of credit of $85.7 million (net of letters of credit) and therefore this covenant did not apply. Should this covenant apply and not be met, the Company could be required to make immediate repayment of its line of credit borrowings, if it were unable to obtain a waiver from the lenders.

There are limitations in the use of Adjusted EBITDA because the Company’s actual results do include the impact of the noted Adjustments. Accordingly, Adjusted EBITDA should be used as a supplement to the comparable GAAP measures and should not be construed as a substitute for income from operations or net income, or a better indicator of liquidity than cash flows from operating activities, which are determined in accordance with GAAP.

“Safe Harbor” Statement Under the Private Securities Litigation Reform Act of 1995

This release contains “forward-looking statements” which represent the Company’s present expectations or beliefs concerning future events.  The Company cautions that such statements are necessarily based on certain assumptions which are subject to risks and uncertainties which could cause actual results to differ materially from those indicated in this release.  These risk factors include the following: changes in general economic conditions; reductions in school budgets; increased competition; work stoppages and slowdowns; ability to successfully consolidate band manufacturing; impact of dealer consolidations on orders; ability of dealers to obtain financing; exchange rate fluctuations; variations in the mix of products sold; market acceptance of new products; ability of suppliers to meet demand; concentration of credit risk; fluctuations in effective tax rates resulting from shifts in sources of income; and the ability to successfully operate acquired businesses.  Further information on these risk factors is included in the Company’s filings with the Securities and Exchange Commission.

Contact:	Julie A. Theriault
Telephone:	781-894-9770
Email:	ir@steinwaymusical.com

STEINWAY MUSICAL INSTRUMENTS, INC.

Condensed Consolidated Statements of Income

(In Thousands, Except Per Share Data)

(Unaudited)

	Three Months Ended		Twelve Months Ended
	12/31/2008	12/31/2007	12/31/2008	12/31/2007
Net sales	$94,218	$121,332	$387,413	$406,314
Cost of sales	65,294	81,742	272,123	282,828
Gross profit	28,924	39,590	115,290	123,486
	30.7%	32.6%	29.8%	30.4%

Operating expenses
Sales and marketing	11,265	13,057	47,804	48,393
Provision for doubtful accounts	230	930	714	2,442
General and administrative	7,517	9,493	33,693	35,005
Amortization	336	198	1,131	786
Other operating expenses	341	233	878	1,530
Facility rationalization and impairment charges	260	128	9,877	128
Total operating expenses	19,949	24,039	94,097	88,284

Income from operations	8,975	15,551	21,193	35,202
Interest expense, net	2,407	2,191	9,218	9,771
Other (income) expense, net	(148)	95	(1,172)	(59)
Income before income taxes	6,716	13,265	13,147	25,490
Provision for income taxes	3,290	5,446	4,961	10,080
Net income	$3,426	$7,819	$8,186	$15,410

Earnings per share - basic	$0.40	$0.91	$0.96	$1.81
Earnings per share - diluted	$0.40	$0.90	$0.95	$1.78
Weighted average common shares - basic	8,533	8,577	8,558	8,522
Weighted average common shares - diluted	8,546	8,673	8,630	8,647

Condensed Consolidated Balance Sheets

(In Thousands)

(Unaudited)

	12/31/2008	12/31/2007
Cash	$44,380	$37,304
Receivables, net	60,581	73,131
Inventories	166,508	152,451
Other current assets	25,798	22,843
Total current assets	297,267	285,729

Property, plant and equipment, net	88,708	94,150
Other assets	67,343	77,799
Total assets	$453,318	$457,678

Debt	$3,325	$2,285
Other current liabilities	59,229	64,701
Total current liabilities	62,554	66,986

Long-term debt	183,425	173,981
Other liabilities	50,258	52,932
Stockholders’ equity	157,081	163,779
Total liabilities and stockholders’ equity	$453,318	$457,678

STEINWAY MUSICAL INSTRUMENTS, INC.

Reconciliation of GAAP Earnings to Adjusted Earnings

(In Thousands, Except Per Share Data)

(Unaudited)

	Three Months Ended 12/31/08
	GAAP	Adjustments		Adjusted
Band sales	$33,747	$—		$33,747
Piano sales (1)	60,471	—		60,471
Total sales	94,218	—		94,218

Band gross profit	6,440	6	(2)	6,446
Piano gross profit (1)	22,484	—		22,484
Total gross profit	28,924	6		28,930

Band GM %	19.1%			19.1%
Piano GM % (1)	37.2%			37.2%
Total GM %	30.7%			30.7%

Operating expenses	19,949	(260	)(3)	19,689

Income from operations	8,975	266		9,241

Interest expense, net	2,407	—		2,407
Other (income) expense, net	(148)	—		(148)

Income before taxes	6,716	266		6,982

Income tax provision	3,290	122	(4)	3,412

Net income	$3,426	$144		$3,570

Earnings per share - basic	$0.40			$0.42
Earnings per share - diluted	$0.40			$0.42
Weighted average common shares - basic	8,533			8,533
Weighted average common shares - diluted	8,546			8,546

	Three Months Ended 12/31/07
	GAAP	Adjustments		Adjusted
Band sales	$45,434	$—		$45,434
Piano sales	75,898	—		75,898
Total sales	121,332	—		121,332

Band gross profit	8,242	39	(2)	8,281
Piano gross profit	31,348	—		31,348
Total gross profit	39,590	39		39,629

Band GM %	18.1%			18.2%
Piano GM%	41.3%			41.3%
Total GM %	32.6%			32.7%

Operating expenses	24,039	(128	)(3)	23,911

Income from operations	15,551	167		15,718

Interest expense, net	2,191	—		2,191
Other (income) expense, net	95	—		95

Income before taxes	13,265	167		13,432

Income tax provision	5,446	66	(4)	5,512

Net income	$7,819	$101		$7,920

Earnings per share - basic	$0.91			$0.92
Earnings per share - diluted	$0.90			$0.91
Weighted average common shares - basic	8,577			8,577
Weighted average common shares - diluted	8,673			8,673

Notes to Reconciliation of GAAP Earnings to Adjusted Earnings

(1) Includes results of online music business.

(2) Reflects employee severance costs associated with plant closures.

(3) Reflects asset impairment charges related to plant closures.

(4) Reflects the tax effect of Adjustments.

STEINWAY MUSICAL INSTRUMENTS, INC.

Reconciliation of GAAP Earnings to Adjusted Earnings

(In Thousands, Except Per Share Data)

(Unaudited)

	Twelve Months Ended 12/31/08
	GAAP	Adjustments		Adjusted
Band sales	$159,047	$—		$159,047
Piano sales (1)	228,366	—		228,366
Total sales	387,413	—		387,413

Band gross profit	34,295	947	(2)	35,242
Piano gross profit (1)	80,995	—		80,995
Total gross profit	115,290	947		116,237

Band GM %	21.6%			22.2%
Piano GM % (1)	35.5%			35.5%
Total GM %	29.8%			30.0%

Operating expenses	94,097	(9,877	)(3)	84,220

Income from operations	21,193	10,824		32,017

Interest expense, net	9,218	—		9,218
Other (income) expense, net	(1,172)	636	(4)	(536)

Income before taxes	13,147	10,188		23,335

Income tax provision	4,961	4,686	(5)	9,647

Net income	$8,186	$5,502		$13,688

Earnings per share - basic	$0.96			$1.60
Earnings per share - diluted	$0.95			$1.59
Weighted average common shares - basic	8,558			8,558
Weighted average common shares - diluted	8,630			8,630

	Twelve Months Ended 12/31/07
	GAAP	Adjustments		Adjusted
Band sales	$171,124	$—		$171,124
Piano sales	235,190	—		235,190
Total sales	406,314	—		406,314

Band gross profit	34,254	39	(2)	34,293
Piano gross profit	89,232	—		89,232
Total gross profit	123,486	39		123,525

Band GM %	20.0%			20.0%
Piano GM%	37.9%			37.9%
Total GM %	30.4%			30.4%

Operating expenses	88,284	(128	)(6)	88,156

Income from operations	35,202	167		35,369

Interest expense, net	9,771	—		9,771
Other (income) expense, net	(59)	—		(59)

Income before taxes	25,490	167		25,657

Income tax provision	10,080	66	(5)	10,146

Net income	$15,410	$101		$15,511

Earnings per share - basic	$1.81			$1.82
Earnings per share - diluted	$1.78			$1.79
Weighted average common shares - basic	8,522			8,522
Weighted average common shares - diluted	8,647			8,647

Notes to Reconciliation of GAAP Earnings to Adjusted Earnings

(1) Includes results of online music business.

(2) Reflects costs (primarily employee severance) associated with plant closures.

(3) Reflects facility rationalization costs of $1,322 due to the impairment of plants and $8,555 impairment of goodwill.

(4) Reflects a gain on early extinguishment of debt.

(5) Reflects the tax effect of Adjustments.

(6) Reflects asset impairment charges related to a plant closure.

STEINWAY MUSICAL INSTRUMENTS, INC.

(In Thousands)

(Unaudited)

Reconciliation from Cash Flows from Operating Activities to Adjusted EBITDA

	Three Months Ended		Twelve Months Ended
	12/31/2008	12/31/2007	12/31/2008	12/31/2007
Cash flows from operating activities	$9,373	$45,439	$6,971	$34,065
Changes in operating assets and liabilities	(128)	(35,401)	21,988	(8,297)
Stock based compensation expense	(304)	(250)	(1,115)	(1,103)
Income taxes, net of deferred tax benefit	1,405	7,333	6,996	14,005
Net interest expense	2,407	2,191	9,218	9,771
Provision for doubtful accounts	(230)	(930)	(714)	(2,442)
Other	(429)	(160)	(810)	(133)
Non-recurring, infrequent or unusual cash charges	6	39	947	39
Adjusted EBITDA	$12,100	$18,261	$43,481	$45,905

Reconciliation from Net Income to Adjusted EBITDA

	Three Months Ended		Twelve Months Ended
	12/31/2008	12/31/2007	12/31/2008	12/31/2007
Net income	$3,426	$7,819	$8,186	$15,410
Income taxes	3,290	5,446	4,961	10,080
Net interest expense	2,407	2,191	9,218	9,771
Depreciation	2,375	2,440	9,797	9,691
Amortization	336	198	1,131	786
Non-recurring, infrequent or unusual items	266	167	10,188	167
Adjusted EBITDA	$12,100	$18,261	$43,481	$45,905